EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-106991 and No. 333-112487) and Form S-8 (No. 333-60640, No. 333-81522, No. 333-88504, No. 333-106923 and No. 333-110522) of Roxio, Inc. of our reports dated June 8, 2004 relating to the consolidated financial statements and the financial statement schedule, which appear this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

June 14, 2004